UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2011

Wikifamilies, Inc.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1005 S. Center St.
Redlands, CA  92373
(Address of principal executive offices)

Kensington Leasing, Ltd.
(former name or former address, if changed since last report)

909-708-4303
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2011, Kensington Leasing, Ltd. (the "Company") entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its newly formed, wholly-owned subsidiary, Wikifamilies, Inc., a Nevada corporation (“MergerSub”), pursuant to which MergerSub merged with and into the Company, with the Company as the surviving corporation.  Upon consummation of the merger, the separate existence of MergerSub ceased.

As permitted by Chapter 92A.180 of the Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company’s name.  Upon the filing of the Articles of Merger with the Secretary of State of Nevada to effect the merger, the Company’s articles of incorporation were deemed amended to change the Company’s name to “Wikifamilies, Inc.”   In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger/name change was not required.  The Company made the name change in order to reflect the focus of the Company’s operations on its recently acquired subsidiary, Wikifamilies, S.A., an entity organized under the laws of Switzerland.

The Company’s common stock will temporarily remain listed for quotation on the OTC Markets and OTC Bulletin Board under the current symbol “KNSL” until a new symbol is assigned by Financial Industry Regulatory Authority, Inc. (FINRA).

A copy of the Articles of Merger and Agreement and Plan of Merger are attached as Exhibit 2.1 and 2.2.

Item 9.01      Financial Statements and Exhibits

(d)  Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated October 27, 2011, by and between Kensington Leasing, Ltd. and Wikifamilies, Inc.

3.1	Articles of Merger as filed with the Nevada Secretary of State

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIKIFAMILIES, INC.

Dated: October 31, 2011	By:	/s/ Trisha Malone
Trisha Malone
f Financial Officer